UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PHANTOM FIBER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHANTOM FIBER CORPORATION
144 Front Street, Suite 580
Toronto, Ontario, Canada M5J 2L7

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2006

To our Shareholders:

You are cordially invited to attend the 2006 Annual Meeting (the “Annual Meeting”) of Shareholders of Phantom Fiber Corporation, which will be held at 144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7, on May 19, 2006, at 1:00 p.m. (local time), to consider and act upon the following matters, each of which is described more fully in the accompanying Proxy Statement:

1.
Proposal No. 1: To elect five directors to the Company’s Board of Directors, to hold office until the next annual meeting held by the Company, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s By-laws;

2.	Proposal No. 2: To approve and authorize the Company to effect a one-for-20 reverse split of the issued and outstanding shares of Common Stock of the Company;

3.	Proposal No. 3: To ratify any and all actions the Company has taken to date with respect to the one-for-20 reverse split of the issued and outstanding shares of Common Stock;

4.
Proposal No. 4: To increase the number of shares of the Company’s Common Stock subject to the Company’s 2000 Stock Option Plan after the one-for-20 reverse stock split from 1,000,000 shares to 2,000,000 shares;

5.	Proposal No. 5 To authorize the issuance of 10,000,000 shares of preferred stock; and

6.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed April 27, 2006 (the “Record Date”) as the record date for the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Each stockholder of record as of the Record Date will be entitled to one vote for each share of Common Stock held on the Record Date.

You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope.

You may also vote in person at the Annual Meeting, even if you use the option set forth above.

By order of the Board of Directors:

/s/ Jeffrey T. Halloran

Jeffrey T. Halloran
Chief Executive Officer and Director

PHANTOM FIBER CORPORATION
144 Front Street, Suite 580
Toronto, Ontario, Canada M5J 2L7

PROXY STATEMENT
FOR AN ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2006

Phantom Fiber Corporation (referred to herein as the “Company,” “we,” “us,” and “our”) is a Delaware corporation with its principal executive offices located at 144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7. The Company’s telephone number is (416) 703-4007. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at an Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7, on May 19, 2006, at 1:00 p.m. (local time), and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy card will be mailed on or about April 27, 2006 to all shareholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why am I receiving these materials?

You have been sent this Proxy Statement and the enclosed proxy card because the Company is soliciting your proxy to vote at the Annual Meeting on the proposals described herein (the “Proposals”). You are invited to attend the Annual Meeting to vote in person on the Proposals. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares on the enclosed proxy card, as further described herein. The Notice of Annual Meeting of Shareholders, this proxy statement and the accompanying proxy cards are first being mailed to shareholders on or about April 27, 2006.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 27, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 14,647,421 shares of Common Stock outstanding and entitled to vote.

What am I voting on?

There are five matters scheduled for a vote at the Annual Meeting:

•
Proposal No. 1: The election of five directors to the Company’s Board of Directors, to hold office until the next annual meeting held by the Company, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s By-laws;

•	Proposal No. 2: The approval and authorization of the Company to effect a one-for-20 reverse split of the issued and outstanding shares of Common Stock of the Company;

•	Proposal No. 3: Ratification of any and all actions the Company has taken to date with respect to the one-for-20 reverse split of the issued and outstanding shares of Common Stock;

•
Proposal No. 4: The approval and authorization of the Company to increase the number of shares of the Common Stock subject to the Company’s 2000 Stock Option Plan after effectiveness of the one-for-20 reverse stock split from 1,000,000 shares to 2,000,000 shares;

•	Proposal No. 5: The approval of the Company to authorize the issuance of 10,000,000 shares of preferred stock; and

•	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Each of these Proposals, as well as the recommendation of the Board with respect to each of these Proposals, are described in greater detail elsewhere in this Proxy Statement.

How do I vote?

Your vote is important. Please mark, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed postage-paid envelope to ensure that your shares are represented at the Annual Meeting. A pre-addressed, postage-paid envelope is provided for this purpose.

With respect to the election of directors, you may either vote “FOR” the nominee proposed by the Board or you may abstain from voting for the nominees specified. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.

How many votes do I have?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of Common Stock you own as of the Record Date. No preemptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, all of your shares will be voted “FOR” the election of the nominees for director and “FOR” each of the other Proposals described in this Proxy Statement. If any other matter is properly presented at the meeting, your proxy (the individual named on your proxy card as your proxy) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies for the Annual Meeting. The original solicitation of proxies by mail may be supplemented by solicitation in person, by mail, by telephone, by facsimile, or by telegram, by the Company’s regularly employed officers and employees. The Company’s officers and employees will not receive any additional compensation for soliciting proxies.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card it means that your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted at the Annual Meeting.

Can I change my vote after submitting my proxy card?

You can change your vote by revoking your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card at a later date;
•	You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7; or
•	You may attend the Annual Meeting and vote in person in accordance with the procedures specified above. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

Following the final vote at the Annual Meeting, you may not revoke your proxy or otherwise change your vote.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

How many votes are needed to approve each proposal?

•
Proposal No. 1: Proposal No. 1 (the election of five directors to the Company’s Board of Directors, to hold office until the next annual meeting held by the Company, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s By-laws) will be approved if a plurality of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock vote “FOR” the proposal. Abstentions will have no effect on the result of the vote.

•
Proposal No. 2: Proposal No. 2 (the approval and authorization of the Company to effect a one-for-20 reverse split of the issued and outstanding shares of Common Stock) will be approved if a majority of the outstanding shares of Common Stock of the Company are voted “FOR” the proposal. Abstentions will have the same effect as votes “AGAINST” Proposal No. 2.

•
Proposal No. 3: Proposal No. 3 (ratification of any and all actions the Company has taken to date with respect to the one-for-20 reverse split of the issued and outstanding shares of Common Stock) will be approved if a majority of the outstanding shares of Common Stock of the Company are voted “FOR” the proposal. Abstentions will have the same effect as votes “AGAINST” Proposal No. 3.

•
Proposal No. 4: Proposal No. 4 (the approval and authorization of the Company to increase the number of shares of the Company’s Common Stock subject to the Company’s 2000 Stock Option Plan after effectiveness of the one-for-20 reverse stock split from 1,000,000 shares to 2,000,000 shares) will be approved if a majority of the total votes properly cast in person or by proxy at the Special Meeting by the holders of Common Stock are voted “FOR” the proposal. Abstentions will have no effect on the result of the vote.

•
Proposal No. 5: Proposal No. 5 (the approval of the Company to authorize the issuance of 10,000,000 shares of preferred stock) will be approved if a majority of the outstanding shares of Common Stock of the Company are voted “FOR” the proposal. Abstentions will have the same effect as votes “AGAINST” Proposal No. 5.

The approval of each Proposal described in this proxy statement is independent from the approval of each of the other Proposals described in this Proxy Statement.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. For purposes of Proposal Nos. 1 and 4 a quorum will be present if at least one third of the outstanding shares of Common Stock are represented by shareholders present at the Annual meeting or by proxy. For purposes of Proposal Nos. 2, 3 and 5, a quorum will be present if at least a majority of the outstanding shares of Common Stock are represented by shareholders present at the Annual Meeting or by proxy. As of the Record Date, there were 14,647,421 shares of Common Stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy card or if you vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn or postpone the Annual Meeting to another date upon which a quorum may be obtained.

Any adjournment may be made with respect to one or more proposals for the Company, but not necessarily for all proposals of the Company. In the event that a quorum is present at the Annual Meeting but sufficient votes to approve any proposal are not received, the person named as proxy may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies or to obtain the vote required for approval of one or more proposals.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s Form 10-QSB for the fiscal quarter ending June 30, 2006.

REASONS FOR THE ANNUAL MEETING

The Annual Meeting is being held in order to vote on several important proposals. Each proposal that will be presented at the Annual Meeting is described in greater detail below.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Background

Pursuant to the Company’s Amended and Restated Certificate of Incorporation and its By-laws, the number of directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the Board. The number of directors on the Board is currently fixed at five. Directors hold office until the next annual meeting held by the Company, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s By-laws.

Director, Jeffrey T. Halloran, has been nominated for re-election to the Board to hold office until the next annual meeting held by the Company, or until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal, in accordance with the Company’s By-laws. Mr. Halloran has been a director of the Company since January 7, 2002. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Director, Gordon S. Fowler, has been nominated for re-election to the Board to hold office until the next annual meeting held by the Company, or until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal, in accordance with the Company’s By-laws. Mr. Fowler has been a director of the Company since March 2002. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Director, J. Graham Simmonds, has been nominated for re-election to the Board to hold office until the next annual meeting held by the Company, or until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal, in accordance with the Company’s By-laws. Mr. Simmonds has been a director of the Company since July 7, 2004. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Director, Konstantine (Gus) Lucas, has been nominated for re-election to the Board to hold office until the next annual meeting held by the Company, or until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal, in accordance with the Company’s By-laws. Mr. Lucas was recently appointed on February 13, 2006 to fill an open directorship vacated by a former director of the Board. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Director, Stephen Gesner, has been nominated for re-election to the Board to hold office until the next annual meeting held by the Company, or until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal, in accordance with the Company’s By-laws. Mr. Gesner was recently appointed on February 13, 2006 to fill an open directorship position created by an increase in the fixed number of directors on the Board from four to five. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Information Regarding the Company’s Director Nominees

The names and certain information concerning the persons nominated to be elected as directors of the Company at the Annual Meeting are set forth below. All shares represented by the proxies will be voted “FOR” the election to the Board of the nominees named below unless authority to vote for the nominees has been withheld in the proxy. Although the nominees have consented to serve as directors if elected, and the Board has no reason to believe that the nominees will be unable to serve as directors, if the nominees withdraw or otherwise become unavailable to serve, shares represented by the proxies will be voted “FOR” any substitute nominees designated by the Board. There are no family relationships among any of the below director nominees or our executive officers.

Name and Year First Elected Director	Age	Background Information
Jeffrey T. Halloran (2002)	44
In addition to being a current director and director nominee for re-election, Mr. Halloran presently is our only executive officer. Mr. Halloran became our Chief Executive Officer, President and Director on January 7, 2002. Mr. Halloran assumed the positions of Principal Financial Officer and Principal Accounting Officer effective on January 1, 2005. From March 2001 to November 2001, he was the Chief Executive Officer of Sona Innovations Inc., a wireless software company. From March 1989 to February 2001, Mr. Halloran was the Chief Executive Officer and President of Relational Solutions Inc., a computer systems consulting firm. From August 1987 to March 1989, he was a Consulting Manager for Oracle Corporation regarding database consulting. Mr. Halloran graduated from St. Clair College in 1982 with a degree in business administration.

Gordon S. Fowler (2002)	56
Mr. Fowler became a director in March 2002. From February 2003 to March 2005, he was interim Chief Executive Officer and President of Nano-C, Inc. in Westwood, MA, engaged in nano technology. From 1999 to the present, Mr. Fowler has been the principal of SynCom Associates in Boston, MA. From 1998 to 1999, he was the Chief Executive Officer and President of NetConvergence, Inc. From 1995 to 1998, he was the Chief Executive Officer and President of MUSE Networks, Inc. an Internet e-commerce company. From 1993 to 1995, Mr. Fowler was the Director of Operations of Cray Communications, Ltd. Mr. Fowler graduated from the University of Saskatchewan in 1970 with a Bachelor of Science degree in mechanical engineering.

J. Graham Simmonds (2004)	31
Mr. Simmonds became a director on July 7, 2004. From May 2004 to the present, he has been the Chief Executive Officer and President of Diversified Racing Investments Inc. From January 2004 to May 2004, he was a Vice President of Simmonds Mercantile Products Inc. From February 2003 to December 2003, he was employed by Prime Battery products Limited engaged in business development. From April 2001 to February 2003, Mr. Simmonds was self employed as a horse breeder and horse industry consultant. From January 2001 to April 2001, he was a Vice President of IRMG, Inc. From May 1999 to January 2001, he was the General Manager of TrackPower Inc. Mr. Simmonds attended McGill University.

Konstantine (Gus) Lucas (2006)	58
Mr. Lucas became a director on February 13, 2006. Mr. Lucas currently serves as Executive Vice President, Warner Bros. Domestic Cable Distribution. Prior to his Warner Bros. employment, from September 1998 until April 2000, Mr. Lucas was a consultant to the media industry including cable networks and MGM Studios. Prior to that, from May 1995 to August 1998, Mr. Lucas was President of Programming for the Family Channel. Before joining the Family Channel, from August 1986 to September 1993, Mr. Lucas was Executive Vice-President, Viacom Entertainment Group, and President, West Coast Operations and Viacom Productions. Prior to that, from March 1970 until July 1986, Mr. Lucas held several positions at ABC Entertainment, culminating in his position as Vice-President and assistant to the President of ABC Entertainment.

Stephen Gesner (2006)	50
Mr. Gesner became a director on February 13, 2006. Mr. Gesner currently serves as the Chief Information Officer of Meridian Credit Union. Prior to such service, from May 2004 to March 2005, Mr. Gesner was the Vice President of Financial Services Marketing for TELUS Communications and from May 2003 to December 2003 served as the CTO for Cap Gemini Ernst and Young Canada. Before that Mr. Gesner worked for 14 years with TD Bank Financial Group, beginning in January 1989 as a consultant in the Cash Management Group and moving through various senior roles culminating in his position as Senior Vice President and Chief Technology Officer from March 2000 through November 2002. Mr. Gesner began his career with Ford Motor Company of Canada in September 1979 and held several positions in Finance, Treasury, Production Planning, and Industrial Relations through December 1988. Mr. Gesner holds an Honours BSc from York University (1977) and an M.B.A from the Schulich School of Business (1979). He is a member of the Technical Advisory Board of Kinitos Software (April 2003) as well as a member of the J.L. Albright III Venture Fund Advisory Board (August 2002). He is also on the Board of Directors for Smart Systems for Health Agency.

Vote Required; Board Recommendation

Proposal No. 1 (the election of five directors to the Company’s Board of Directors, to hold office until the next annual meeting held by the Company, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s By-laws) will be approved if a plurality of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock vote “FOR” the proposal. Abstentions will have no effect on the result of the vote. Because the Board has a direct interest in the result of a vote on this Proposal No. 1 the Board does not provide a recommendation in connection with the election of nominees to the Board described in this Proposal No. 1.

PROPOSAL NO. 2
APPROVAL AND AUTHORIZATION OF ONE-FOR-20 REVERSE SPLIT

AND

PROPOSAL NO. 3
RATIFICATION OF ALL ACTIONS THE COMPANY HAS TAKEN
TO DATE WITH RESPECT TO THE PROPOSED ONE-FOR-20 REVERSE SPLIT

Background

In order to file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation as required by Delaware General Corporation Law to legally give effect to the proposed one-for-20 reverse stock split we must obtain approval and authorization by our shareholders. If shareholder approval is received for the reverse stock split, the Company expects to file the prescribed Certificate of Amendment promptly after the Annual Meeting.

On April 25, 2005 the Company filed a Form 8-K with the Securities and Exchange Commission which reported that the Company’s Board of Directors had authorized and approved a one-for-20 reverse stock split effective at the opening of business on May 2, 2005. During the first and second quarters of 2005, the Company took certain corporate actions as if the proposed reverse stock split had occurred. Because the Company did not obtain shareholder approval of the one-for-20 reverse stock split before taking such actions, the Company is now asking its shareholders to ratify any and all actions the Company has taken to date with respect to the proposed one-for-20 reverse split of the issued and outstanding shares of Common Stock. The specific actions taken by the Company which the Company is asking shareholders to ratify are: (1) obtaining a new CUSIP number to identify the Common Stock post-reverse stock split; (2) causing the OTC Bulletin Board to act as if the proposed reverse stock split had occurred by obtaining a new quotation symbol and increasing the market price quotation of the Common Stock by a multiple of 20, both effective May 5, 2005; and (3) causing the Company’s transfer agent to act as if the proposed reverse stock split had occurred by reducing the number of outstanding shares of Common Stock at a ratio of one for 20.

After May 5, 2005, the Company converted each 20 outstanding shares of Common Stock (the “Old Shares”) into one share of Common Stock (the “New Shares”). If shareholders approve Proposal Nos. 2 and 3 at the Annual Meeting the number of shares of Common Stock currently owned by the Company’s shareholders will not change since Old Shares were already exchange for New Shares. Because on May 5, 2005 the OTC Bulletin Board adjusted the market price of the Common Stock as if the proposed one-for-20 reverse split had occurred, the Company does not expect shareholder approval of Proposal Nos. 2 and 3, and the legal occurrence of the reverse stock split, to have any effect on the market price of the Common Stock. On May 4, 2005, the high and low market prices of the Common Stock were $0.04 and $0.03, respectively. When the Company caused the OTC Bulletin Board to act as if the proposed one-for-20 reverse stock split had occurred, the market price of the Common Stock increased by a multiple of 20. On May 5, 2005, the high and low market prices of the Common Stock were $0.70 and $0.60, respectively. The Company believes that if it is successful in maintaining the higher stock price, the stock will generate greater interest among professional investors and institutions. On March 22, 2006, the closing price of the Common Stock on the OTC Bulletin Board was $0.52. If the Company is successful in generating interest among professional investors and institutions, it is anticipated that the Common Stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will maintain in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The New Shares which were issued after May 5, 2005 as described above are fully paid and non-assessable. All New Shares have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued resulting from an increase in the number of authorized but unissued shares of the Company.

After May 5, 2005, the Company caused its transfer agent to reduce the number of outstanding shares of Common Stock at the ratio of one for 20. The authorized number of shares of Common Stock will not be impacted by filing the Certificate of Amendment to legally give effect to the reverse stock split. Although the Company reduced the number of outstanding shares of Common Stock as if the reverse stock split had occurred on May 5, 2005, additional shares resulting from an increase in the total number of authorized but unissued shares will not legally become available for issuance until after the Company files a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the State of Delaware. Before May 5, 2005, the Company had approximately 270,954,520 outstanding shares of Common Stock. Subsequent to May 5, 2005, the Company has issued approximately 1,099,695 shares of Common Stock and derivative securities convertible or exercisable into 16,246,080 shares of Common Stock which derivative securities are presently outstanding. All transactions completed by the Company subsequent to May 5, 2005 in its securities have been duly and validly authorized by the Board of Directors and completed by the Company and such transactions did not result in the Company exceeding its authorized capital of 400,000,000 shares of Common Stock. Thus, the Company believes the legal status of all such transactions is not affected by the legal status of the proposed one-for-20 reverse stock split. Upon approval of Proposal Nos. 2 and 3 and after filing the prescribed Certificate of Amendment, the Company will have approximately 385,352,579 authorized and unissued shares of Common Stock, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any future financings using the additional shares which will become available for issuance as a result of the proposed reverse stock split. In addition, the reverse stock split will have potentially dilutive effects on each of the Company’s shareholders. Each of the shareholders will be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The reverse stock split will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split will result in any of the Company’s shareholders owning a fractional share. As described above, the Company has already exchanged Old Shares into New Shares as if the proposed one-for-20 reverse stock split was already effective. In doing so, the Company did not issue fractional shares. Any shareholder who beneficially owned a fractional share as a result of exchanging Old Shares for New Shares, has received one additional share of Common Stock in lieu of such fractional share. The number of shareholders of record of the Company’s Common Stock will not be reduced as a result of the reverse stock split. As of March 22, 2006, the Company had approximately 475 shareholders of record of its Common Stock. Because Old Shares were already exchanged for New Shares, approval of Proposal Nos. 2 and 3 will not affect the number of outstanding shares of Common Stock.

In addition, as a result of the reverse stock split, outstanding options, warrants and other convertible or exercisable securities entitling the holders thereof to purchase shares of the Company’s Common Stock generally will be entitled to receive, upon exercise of their securities, one-twentieth of the number of shares of the Company’s Common Stock which such holders may purchase upon exercise or conversion of their securities. Further, as a result of the reverse stock split, the exercise or conversion price of outstanding derivative securities of the Company generally will be increased twenty-fold. The adjustment, if any, to the number of shares of Common Stock issuable pursuant to outstanding derivative securities and to the exercise or conversion price of outstanding derivative securities will be determined in accordance with the specific terms of each outstanding derivative security. Assuming Proposal Nos. 2 and 3 are approved at the Annual Meeting, any such adjustment will be effective upon filing the prescribed Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the State of Delaware.

The Company believes that the U.S. federal income tax consequences of the reverse stock split to holders of Common Stock are as follows:

(i) Except as explained in (v) below, no income gain or loss was recognized by a shareholder upon the surrender of the Old Shares or receipt of the certificate representing post-split New Shares.

(ii) Except as explained in (v) below, the tax basis of the New Shares equals the tax basis of the Old Shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the New Shares includes the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the New Shares produced no taxable income or gain or loss to the Company.

(v) The federal income tax treatment of the receipt of the one additional share in lieu of any fractional interests by a shareholder is not clear and may have resulted, or may result, in tax liability not material in amount in view of the low value of such fractional interest.

The Company’s opinion as to the U.S. federal income tax consequences of the reverse stock split is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state or other jurisdiction in which he or she resides. Shareholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

Although there are currently no commitments or understandings for the issuance of the additional shares of Common Stock which will result from an increase in the authorized and unissued shares after the reverse stock split, the securities issued pursuant to the following transactions could require the future issuance of such additional shares if certain anti-dilution and price adjustment mechanisms are triggered:

On December 8, 2005, the Company completed a private placement of 1,560,000 shares of Common Stock and warrants to purchase 1,560,000 shares of Common Stock to 15 accredited investors resulting in aggregate gross proceeds of $858,000. The Common Stock and warrants were sold as Units, with each Unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock, for a per Unit purchase price of $0.55. Each warrant entitles the holder to purchase one share of Common Stock at $1.10 per share, exercisable for a period of three years. Each of the investors had the right to exchange their Units for other equity securities of the Company which may be sold by the Company during the period ending 45 days after closing if the Company completes an equity financing within such period. As further described below, each of the investors exercised their right to exchange their Units for securities sold by the Company in a private placement which closed on January 9, 2006.

On January 5, 2006, the Company entered into a Securities Purchase Agreement with 16 accredited investors for the sale of (i) $3,500,000 principal amount of senior convertible notes (“Notes”) and (ii) warrants (“Warrants”) to purchase up to 7,000,000 shares of Common Stock. The sale of the Notes and Warrants closed on January 9, 2006. Participants in the above-described private placement which closed on December 8, 2005 for gross proceeds of $858,000 exchanged the securities they previously purchased for an investment in the Notes and Warrants based on the dollar amount of their prior investment, bringing the total gross proceeds from the transactions to $3,500,000. In accordance with the terms of the Notes and the Warrants, no adjustment will be made to the number of shares issuable or the conversion or exercise price of the Notes and the Warrants as a result of the one-for-20 reverse stock split described in this Proxy Statement.

The Notes bear interest at 1% per annum payable semi-annually, they mature two years from the date of issuance and are convertible into shares of Common Stock at the investors’ option at $0.50 per share, subject to adjustment. If at any time: (i) the closing sale price of the Common Stock for each trading day of any 20 consecutive trading day period following the issuance date of the Notes (the “Mandatory Conversion Measuring Period”) exceeds $2.00; (ii) the average daily trading volume of the Common Stock for each day of the Mandatory Conversion Measuring Period exceeds 100,000 shares; and (iii) there has been no failure of certain other conditions described in the Note; then the Company will have the right to require the holders to convert the principal amount then remaining under the Notes.

If: (i) on or prior to December 31, 2006, the Company does not have at least 40 gaming related sites live for the availability of its wireless software platform to its end users and the aggregate number of end users under all such agreements to which such platform is available is less than 2,000; and (ii) there is no 10-consecutive trading day period following the issuance date of the Notes and prior to December 31, 2006 during which the closing sale price of the Common Stock is greater than $2.00 per share; then the conversion price will be adjusted to equal 75% of the conversion price then in effect. In addition, if the Company issues shares of Common Stock below the then applicable conversion price, the exercise price of the Notes will be reduced accordingly. The conversion price of the Notes also will be adjusted if the Company pays a stock dividend, subdivides or combines outstanding shares of Common Stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the holders’ position. Interest may be paid with share of Common Stock at the Company’s option based on 90% of the dollar volume weighted average price of the Common Stock on each of the 30 consecutive trading days immediately preceding the applicable interest payment due date.

The Warrants are exercisable until three years from the date of issuance. None of the Warrants have been exercised to date. Half of the Warrants are exercisable at a purchase price of $1.50 per share and the other half of the Warrants are exercisable at a purchase price of $0.56 per share. The investors may exercise the warrants on a cashless basis if the shares of Common Stock underlying the warrants are not then registered pursuant to an effective registration statement. If the Company issues shares of Common Stock below the then applicable exercise price, the exercise price of the Warrants will be reduced accordingly. The exercise price of the Warrants also will be adjusted if the Company pays a stock dividend, subdivides or combines outstanding shares of Common Stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the holders’ position. Upon each such adjustment of the exercise price, the number of shares of Common Stock issuable upon exercise of the Warrants will be adjusted determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment.

The investors have agreed to restrict their ability to convert their Notes and exercise their Warrants such that the number of shares of Common Stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock of the Company.

The Company filed a registration statement with the Securities and Exchange Commission on February 13, 2006 to register the sale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants. If the registration statement is not declared effective within 110 days from the date of closing, the Company is required to pay liquidated damages to the investors equal to 2% of their purchase price for each 30 day period until the event is cured.

Oberon Securities, LLC acted as placement agent in connection with the sale of $2,642,000 principal amount of the Notes and related Warrants and is entitled to cash compensation of $241,730, and 483,460 non-assignable compensation warrants exercisable until three years after the date of issuance, with one-half of such compensation warrants entitling the holder to purchase shares of Common Stock at $1.50 per share and the other half of the compensation warrants entitling the holder to purchase shares of Common Stock at a purchase price of $0.56 per share. The Company also granted other placement agents in connection with the sale of $858,000 principal amount of the Notes and related Warrants compensation in the form of 87,620 restricted shares of Common Stock.

Vote Required; Board Recommendation

Proposal No. 2 (the approval and authorization of the Company to effect a one-for-20 reverse split of the issued and outstanding shares of Common Stock) will be approved if a majority of the outstanding shares of Common Stock of the Company are voted “FOR” the proposal. Abstentions will have the same effect as votes “AGAINST” Proposal No. 2. The Board of Directors unanimously recommends that you vote all of your shares “FOR” the approval and authorization of the Company to effect a one-for-20 reverse split of the issued and outstanding shares of Common Stock as described herein.

Proposal No. 3 (ratification of any and all actions the Company has taken to date with respect to the one-for-20 reverse split of the issued and outstanding shares of Common Stock) will be approved if a majority of the outstanding shares of Common Stock of the Company are voted “FOR” the proposal. Abstentions will have the same effect as votes “AGAINST” Proposal No. 3. The Board of Directors unanimously recommends that you vote all of your shares “FOR” ratification of any and all actions the Company has taken to date with respect to the one-for-20 reverse split of the issued and outstanding shares of Common Stock as described herein.

PROPOSAL NO. 4
AMENDMENT TO THE COMPANY’S 2000 STOCK OPTION PLAN

Background

On January 5, 2000, the Board of Directors adopted the Company’s 2000 Stock Option Plan (the “Plan”) effective as of January 5, 2000 and terminating on January 5, 2010. At an Annual Meeting of Stockholders on February 29, 2000, the Plan was approved by the Company’s stockholders. The Plan authorizes the issuance of up to 20,000,000 shares of Common Stock pursuant to stock options issued under the Plan.

Subject to Proposal Nos. 2 and 3 being approved by shareholders at the Annual Meeting, the one-for-20 reverse stock split described in this Proxy Statement will reduce the number of shares of Common Stock available under the Plan to 1,000,000 shares. On November 30, 2005, the Board of Directors approved an amendment to the Plan to increase the number of shares of Common Stock subject to the Plan after the one-for-20 reverse stock split from 1,000,000 shares to 2,000,000 shares. Subject to Proposal Nos. 2 and 3 being approved by shareholders at the Annual Meeting, the Company is asking shareholders to approve and adopt the amendment to increase the number of shares of Common Stock subject to the Plan after the one-for-20 reverse stock split from 1,000,000 shares to 2,000,000 shares. As of December 31, 2005, after giving effect to the one-for-20 reverse stock split, the Company had outstanding options under the Plan to purchase 567,500 shares of Common Stock.

The Board of Directors believes that ensuring the continued availability of a sufficient number of options available for grant under the Plan is important to the Company’s ongoing and continuing efforts to attract and retain key senior management personnel and increase the interest of our executive officers and employees in the Company’s continuing success. The Board of Directors believes that in order to continue to retain and attract qualified candidates for such positions who can contribute to the Company’s growth and development, it is necessary to increase the number of shares of Common Stock issuable under the Plan after giving effect to the one-for-20 reverse stock split from 1,000,000 shares to 2,000,000 shares.

The following summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix A.

Description of the Plan

The Plan is intended to help the Company and its subsidiaries or affiliates attract and retain employees (including officers), directors, consultants and independent contractors and to furnish additional incentives to such persons to enhance the value of the Company over the long term by encouraging them to acquire a proprietary interest in the Company.

Shares Subject to the Plan. Under the terms of the Plan, as amended pursuant to this Proposal No. 4 and after giving effect to the one-for-20 reverse stock split, the Board will be authorized to issue 2,000,000 shares of Common Stock. No single person may be granted options in a calendar year with respect to more than 10% of the aggregate number of shares reserved for issuance under the Plan. Shares subject to options that expire or are cancelled unexercised shall again be available for grant under the Plan. In the event of certain corporate events, such as a stock split or reorganization, the Board of Directors will, to the extent necessary and appropriate, adjust the number of shares available for grant under the Plan, the number and kind of shares subject to outstanding options and exercise price of outstanding options. The shares subject to the Plan may be authorized but unissued shares or shares acquired by the Company for purposes of the Plan.

Administration of the Plan. The Plan shall be administered by a committee of the Board of Directors (the “Committee”), consisting of two or more directors who are non-employee directors (as defined in Rule 16b-3 pursuant to the Securities Exchange Act of 1934) and, to the extent applicable, are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors, in its discretion, may act as the Committee. The Committee has the authority to grant options and to determine, subject to certain restrictions, the terms of the options, including whether the option is an ISO or NQO (as described below), the exercise price per share of Common Stock purchasable under an option, when and for how long each option may be exercised, under what circumstances options may be settled, canceled, forfeited, exchanged or surrendered and may impose additional terms, conditions, restrictions and performance criteria relating to any option or its exercise. The Committee has the authority to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, options in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate (as such terms are defined in the Plan) or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles. The Committee (which need not be identical for each optionee) may make all other determinations deemed necessary or advisable for the administration of the Plan. The date on which the Committee adopts a resolution expressly granting an option shall be considered the day on which such option is granted.

Eligibility. The Plan provides for the discretionary grant of options to purchase shares of Common Stock to key employees (including officers), directors, consultants and independent contractors of the Company and its present or future subsidiary and parent entities. The grant of options is discretionary and it is not possible to determine how many options actually will be granted.

Option Grants. The Plan provides for the grant of stock options that qualify as incentive stock options (“ISOs,” which are options that provide the option holder with favorable tax treatment) under Section 422 of the Internal Revenue Code of 1986, as amended and options that do not qualify as ISOs (“Nonqualified Options” or “NQOs”). The exercise price per share payable upon the exercise of each option granted under the Plan is to be determined by the Committee, provided that the exercise price of an ISO may not be less than the fair market value of the stock at the date of grant. If an ISO is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price-per-share may not be less than 110% of the fair market value on the date of grant. The exercise price may be paid in cash, with shares of stock already owned by the individual or by means of a “cashless exercise.”

Termination of employment. In general, an option will expire when the option recipient ceases to be an employee or director of, or an independent contractor with, the Company or any subsidiary or parent entity (or a successor company), except that the Committee generally will provide at the grant of an option that the option will remain exercisable for a limited period (but not later than the expiration date of such option) following the option recipient’s termination of employment or death.

Change of control. In the event of a change in control of the Company, any and all options then outstanding shall become fully exercisable and vested, whether or not theretofore vested and exercisable.

The following is a description of the principal U.S. federal income tax consequences of options under the Plan based on present federal tax laws. Federal tax laws may change from time to time and future changes may significantly affect the federal income tax consequences described below. The description below does not purport to be a complete description of the tax consequences associated with options under the Plan applicable to any particular recipient. Differences in each individual’s financial situation may cause federal, state and local tax consequences of options to vary. In addition, many of the individuals eligible to receive options under the Plan are not subject to U.S. tax, but may be subject to tax in other jurisdictions. Each recipient of an option should consult his or her personal tax adviser about the detailed provisions of the applicable tax laws and regulations.

In general, at the time an option is granted the recipient of the option -- whether an ISO or a NQO -- will not be deemed to receive any income and the Company will not be entitled to a federal tax deduction.

Nonqualified Options. When an option recipient exercises an NQO, he or she will recognize ordinary compensation income equal to the excess of (a) the fair market value on the exercise date of the shares received as a result of the option exercise over (b) the option exercise price (whether paid in cash or paid through a sale of shares received on exercise through a broker-assisted cashless exercise), and the Company will be entitled to a tax deduction in that amount. The shares acquired by the option recipient upon exercise of the option will have a tax basis equal to the fair market value of the shares on the exercise date. Upon any subsequent sale of those shares, the option recipient will recognize a capital gain (or loss) in an amount equal to the difference between the amount realized on the sale and such tax basis. Any such gain (or loss) will be characterized as long-term capital gain (or loss) if the shares received upon exercise have been held for more than one year; otherwise, the gain (or loss) will be characterized as a short-term capital gain (or loss). An option recipient’s holding period for federal income tax purposes for such shares will commence on the date following the date of exercise. Short-term capital gain is subject to tax at the same rate as is ordinary income. The Code currently provides that, in general, the net long-term capital gain resulting from the sale of shares held for more than 12 months is subject to tax at a maximum rate of 15% (5% for individuals in the 10% or 15% tax bracket). The Code currently provides that the tax rate on net long-term capital gain will change in future years: The 15% rate will increase to 20% in 2009 and the 5% rate will decrease to 0% in 2008 and then increase to 10% in 2009.

If all or any part of the exercise price of an option is paid by the option recipient with shares of Common Stock, no gain or loss will be recognized by the option recipient on the shares surrendered in payment. The number of new shares received on exercise of the option equal to the number of shares surrendered will have the same tax basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss and the applicable tax rates, as the basis and holding period of the shares surrendered. The balance of the shares received (the excess of new shares received over the number of shares surrendered) on such exercise will be treated for federal income tax purposes (and taxed as described in the preceding paragraph) as though issued upon the exercise of the option for an exercise price equal to the consideration, if any, paid by the option recipient in cash. The option recipient will have ordinary income compensation equal to the fair market value of the balance of shares received on exercise less any cash paid on exercise. The Company’s deduction will not be affected by whether the exercise price is paid in cash or in shares.

Incentive Stock Options. In general, an option recipient will not be deemed to receive any income at the time an ISO is exercised if the option recipient does not dispose of the shares within two years after the grant of the ISO and one year after the exercise of the ISO. In such a case, the gain or loss on a subsequent sale (the difference between the amount realized on the sale and the exercise price) will be a long-term capital gain or loss and will be subject to tax as described in the discussion of NQOs above. However, for purposes of computing the “alternative minimum tax” applicable to an option recipient, the option recipient will include in the option recipient’s alternative minimum taxable income the amount the option recipient would have included in income if the ISO were an NQO (the amount by which the fair market value of the shares on the date of exercise exceed the option price). Such amount may be subject to an alternative minimum tax of 26% or 28%. Similarly, for purposes of making alternative minimum tax calculations, the option recipient’s basis in the stock received on the exercise of an ISO will be determined as if the ISO were an NQO.

If an option recipient sells the shares acquired on exercise of an ISO within two years after the date of grant of the ISO or within one year after the exercise of the ISO, the disposition is a “disqualifying disposition,” and the option recipient will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price will be treated as compensation to the option recipient, taxable as ordinary income, and the balance (if any) will be long- or short-term capital gain depending on whether the shares were sold more than one year after the ISO was exercised. The federal tax rate applicable to any long-term capital gain is as described above. If the option recipient sells the shares in a disqualifying disposition at a price that is below the exercise price, the loss will be a short-term capital loss if the option recipient has held the shares for one year or less and otherwise will be a long-term capital loss.

If an option recipient uses shares acquired upon the exercise of an ISO to exercise an ISO, and the sale of those shares for cash on the same date would have been a disqualifying disposition of such shares, the use of such shares to exercise an ISO also would constitute a disqualifying disposition. In such case the tax consequences described above with respect to disqualifying dispositions would apply, except that any additional appreciation in the value of the stock that is not taxed as compensation income will not be recognized and thus no capital gain results on the additional appreciation as a result of the disqualifying disposition. The basis of the shares deemed to be received that are equal in number to the shares surrendered will be the basis of the surrendered shares increased by any reported compensation income as a result of the disqualifying disposition. Any additional shares actually received will have a basis equal to the amount of cash paid, if any, to exercise the new ISO. For purposes of determining capital gain treatment, the option recipient will have a carryover holding period with respect to those shares of stock deemed to be received that are equal in number to the shares used for payment, whereas the holding period of any additional shares of stock received will begin on the date that the new ISO is exercised. For purposes of receiving favorable ISO tax treatment, the holding period of all shares, including those shares deemed to be received and those actually received, will begin on the date the new ISO is exercised.

The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the option recipient has compensation taxable as ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction in an amount equal to the compensation income resulting from the disqualifying disposition in the taxable year of the Company in which the disqualifying disposition occurs.

Withholding of Taxes. Whenever a participant is required to recognize taxable income for federal income tax purposes, the Company may be obligated to withhold amounts for the payment of federal, state and local taxes. The Company may take such action as it deems necessary to enable the withholding obligations to be met.

Other Tax Matters. Tax consequences different from or in addition to those described above may result in the event of the vesting or exercise of an option after the termination of an option recipient’s employment by reason of death. In addition, various state laws and/or the laws of other applicable jurisdictions may provide for tax consequences that vary significantly from those described above.

The Company’s opinion as to the U.S. federal income tax consequences of options under the Plan is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

Vote Required; Board Recommendation

Proposal No. 4 (the approval and authorization of the Company to increase the number of shares of the Company’s Common Stock subject to the Company’s 2000 Stock Option Plan after effectiveness of the one-for-20 reverse stock split from 1,000,000 shares to 2,000,000 shares) will be approved if a majority of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock vote “FOR” the proposal. Abstentions will have no effect on the result of the vote. The Board unanimously recommends that you vote all of your shares “FOR” the approval and authorization of the Company to increase the number of shares of the Company’s Common Stock subject to the Company’s 2000 Stock Option Plan after effectiveness of the one-for-20 reverse stock split from 1,000,000 shares to 2,000,000 shares as described in this Proposal No. 4.

PROPOSAL NO. 5
AUTHORIZE THE ISSUANCE OF 10,000,000 SHARES OF PREFERRED STOCK

Background

On November 30, 2005, the Company’s Board of Directors authorized and approved, subject to shareholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of 10,000,000 shares of preferred stock. Delaware General Corporation Law requires approval of the Company’s shareholders in order to adopt the proposed amendment described in this Proposal No. 5. If shareholders approve and authorize this amendment, the Company intends to file a Certificate of Amendment to authorize the issuance of 10,000,000 shares of preferred stock promptly following the Annual Meeting. The amendment will become effective upon filing the prescribed Certificate of Amendment with the Delaware Secretary of State.

The preferred stock to be authorized is commonly referred to as “blank check” preferred stock (“Blank Check Preferred”) because the Blank Check Preferred would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors from time to time. As such, the Blank Check Preferred would be available for issuance without further action by the Company’s shareholders, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which our securities are then trading or quoted.

The Board of Directors believes that the creation of Blank Check Preferred is advisable and in the best interests of the Company and its shareholders for several reasons. The authorization of the Blank Check Preferred would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated stock issuance.

The authorization of the Blank Check Preferred would also afford the Company greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of Blank Check Preferred could have the effect of making it more difficult or time consuming for a third party to acquire a majority of the Company’s outstanding voting stock or otherwise effect a change of control. Shares of Blank Check Preferred may also be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. The availability of Blank Check Preferred could have the effect of delaying a change of control and of increasing the consideration ultimately paid to the Company and its shareholders. The proposed Blank Check Preferred amendment to the existing Amended and Restated Certificate of Incorporation is not intended to be an anti-takeover measure, and the Board of Directors is not aware of any present third party plans to gain control of the Company.

The actual effect of the issuance of any shares of Blank Check Preferred upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such Blank Check Preferred. However, the effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, reducing the market price of the Common Stock, or impairing the liquidation rights of the Common Stock, without further action by the shareholders. Holders of the Company’s Common Stock will not have preemptive rights with respect to the Blank Check Preferred.

Although the Company may consider issuing Blank Check Preferred in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company currently has no binding agreements or commitments with respect to the issuance of the Blank Check Preferred.

Vote Required; Board Recommendation

Proposal No. 5 (the approval of the Company to authorize the issuance of 10,000,000 shares of preferred stock) will be approved if a majority of the outstanding shares of Common Stock of the Company are voted “FOR” the proposal. Abstentions will have the same effect as votes “AGAINST” Proposal No. 5. The Board of Directors unanimously recommends that you vote all of your shares “FOR” the approval of the Company to authorize the issuance of 10,000,000 shares of preferred stock as described in this Proposal No. 5.

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 24, 2006. The information in this table provides the ownership information for: each person known to be the beneficial owner of more than 5% of the Company’s Common Stock; each of the Company’s directors; each of the Company’s executive officers; and the Company’s executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Shares of Common Stock (1)
Jeffrey T. Halloran	5,612,050(2)	36.0%
6 Bunhill Court
Ajax, Ontario, Canada L15 4S7
Lorraine Halloran	825,000	5.6%
144 Front Street West
Suite 580
Toronto, Ontario, Canada M5J 2L7
Herbert C. Sears	118,250(3)	*
144 Front Street West
Suite 580
Toronto, Ontario, Canada M5J 2L7
Gordon S. Fowler	273,500(4)	1.8%
95 Lake Road Terrace
Wayland, MA 01778
J. Graham Simmonds	154,250(5)	1.0%
330 University Avenue
Toronto, Ontario, Canada M5G 1R7
Konstantine (Gus) Lucas	2,384,250(6)	14.8%
144 Front Street West
Suite 580
Toronto, Ontario, Canada M5J 2L7
Stephen Gesner	264,500(7)	1.8%
144 Front Street West
Suite 580
Toronto, Ontario, Canada M5J 2L7
All Directors and Executive Officers as a Group (6 persons)	8,806,809	50.0%

*	Less than 1%
(1)
Applicable percentage ownership is based on 14,647,421 shares of Common Stock (after giving effect to a one-for-20 reverse stock split) outstanding as of March 24, 2006, together with securities exercisable or convertible into shares of Common Stock within 60 days of March 24, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of March 24, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes: 4,155,800 shares held by the Halloran Family Trust; 500,000 restricted shares of Common Stock issued by the Company as bonus shares on March 24, 2006 at an estimated value of $0.515 per share; 500,000 restricted shares of Common Stock issued by the Company as bonus shares on December 15, 2005 at an estimated value of $0.54 per share; warrants to purchase 250,000 shares of Common Stock at $4.00 per share issued by the Company on December 15, 2005; and stock options to purchase 206,250 shares of Common Stock, comprised of 165,000 options owned by Mr. Halloran and 41,250 options owned by Bernadette Halloran, with an exercise price of $0.228 per share. Quantities and prices in this footnote are adjusted to give effect to a one-for-20 reverse stock split.

(3)
Represents a stock option to purchase 118,250 shares of Common Stock of the Company with an exercise price of $0.228 per share. Quantities and prices in this footnote are adjusted to give effect to a one-for-20 reverse stock split.

(4)
Represents 25,000 restricted shares to be issued by the Company at a price of $0.80 per share and 248,500 stock options to purchase: (i) 19,250 shares of Common Stock with an exercise price of $0.228 per share; (ii) 37,500 shares of Common Stock with an exercise price of $0.99 per share; (iii) 37,500 shares of Common Stock with an exercise price of $1.08 per share; and (iv) 154,250 shares of Common Stock with an exercise price of $0.58 per share. Quantities and prices in this footnote are adjusted to give effect to a one-for-20 reverse stock split.

(5)
Represents stock options to purchase 154,250 shares of Common Stock of the Company with an exercise price of $0.58 per share. Quantities and prices in this footnote are adjusted to give effect to a one-for-20 reverse stock split.

(6)
Represents stock options to purchase 58,250 shares of Common Stock of the Company with an exercise price of $0.58 per share and 2,326,000 shares held or to be held by Konstantine J. Lucas and/or Konstantine J. Lucas and Beth Anne Lucas Trust and/or immediate family of which 250,000 shares of Common Stock is issuable upon exercise of warrants obtained April 26, 2005 with an exercise price of $2.00 per share, 550,000 shares of Common Stock is issuable to Mr. Lucas upon conversion of outstanding senior convertible notes issued in a financing which closed on January 9, 2006, and 550,000 shares are issuable upon exercise of warrants issued in connection with such financing (275,000 with an exercise price of $1.50 per share and 275,000 with an exercise price of $0.56 per share). Quantities and prices in this footnote are adjusted to give effect to a one-for-20 reverse stock split.

(7)
Represents 206,250 shares of Common Stock held by Mr. Gesner and stock options to purchase 58,250 shares of Common Stock of the Company with an exercise price of $0.58 per share. Quantities and prices in this footnote are adjusted to give effect to a one-for-20 reverse stock split.

Information Regarding the Board of Directors

The Company does not have a standing audit, nominating or compensation committee of the Board of Directors, or any other committee performing similar functions. The entire Board of Directors currently acts as the audit, nominating and compensation committees. The Company does not have an audit committee financial expert as that term is defined in Item 401 of Regulation S-B. The Company is currently recruiting a suitable nominee to serve as an audit committee financial expert.

The Board of Directors held three meetings during the fiscal year ended December 31, 2005. No director missed any of the three meetings in 2005.

Nomination of Directors

The Board of Directors does not have a standing nominating committee or committee performing similar functions. Jeffrey T. Halloran is the only Board member who participates in the consideration of Director Nominees at this time. The Board believes that this approach is appropriate because, given the relatively small size of the Company and the concentrated ownership of the Company’s outstanding common stock by Mr. Halloran and his family, it is the Board’s belief that Mr. Halloran together with the other Board members, is capable of evaluating potential nominees and reaching an agreement with respect to whom will be nominated. The Board of Directors does not have a nominating committee charter. Mr. Halloran is not considered an independent director as defined by any national securities exchange registered pursuant to Section 6(a) of the Securities Exchange Act of 1934 or by any national securities association registered pursuant to Section 15A(a) of the Securities Exchange Act of 1934.

To fulfill its responsibility to recruit and recommend to the stockholders nominees for election as directors, the Board reviews, as appropriate, the skills and characteristics required of directors in the context of the current make-up of the Board. This assessment of nominees is based upon various criteria, including their integrity, independence, accomplishments, prior or current association with institutions noted for their excellence, ability to exercise sound business judgment, demonstrated leadership ability, breadth and knowledge about issues affecting the Company, and background and experience in areas important to the operation of the Company.

      In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance. Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In identifying potential new director candidates, the Board seeks recommendations from members of the Board, members of management, and stockholders. The Board may also, if necessary or appropriate, retain a professional search firm in order to assist it in these efforts.

The Board of Directors has not adopted a procedure for shareholders to recommend nominees for the Board of Directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer or control person of the Company:

(1)	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;
(2)	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)
was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)
was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

No director, or officer, or other 5% shareholder of the Company is a party to any legal proceeding in which such person is adverse to the Company or has an interest adverse to the Company.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation earned by or paid to our Chief Executive Officer and to the other named executive officers who served as executive officers as at and/or during the fiscal year ended December 31, 2005 (the “named executive officers”), for services as executive officers for the last three fiscal years.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Jeffrey T. Halloran,	2005	$250,000	-0-	$6,000 (1)	$270,000 (2)	250,000 (3)	-0-	-0-
Chief Executive	2004	$179,300	-0-	-0-	-0-	-0-	-0-	-0-
Officer, President,	2003	$85,600	-0-	-0-	-0-	-0-	-0-	-0-
and Principal
Financial Officer
Herb Sears,	2005	$132,195	-0-	-0-	-0-	-0-	-0-	-0-
Chief Technology	2004	$84,715	-0-	-0-	-0-	-0-	-0-	-0-
Officer	2003	$78,792	-0-	-0-	-0-	-0-	-0-	-0-
Gordon Fowler,	2005	-0-	-0-	$40,000 (4)	$20,000 (5)	75,000 (6)	-0-	-0-
Former Executive	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Chairman	2003	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Vince Bulbrook,	2005	-0-	-0-	$2,903 (7)	-0-	-0-	-0-	-0-
Former Chief	2004	-0-	-0-	$29,050 (7)	-0-	-0-	-0-	-0-
Financial Officer	2003	-0-	-0-	-0-	-0-	-0-	-0-	-0-
John G. Simmonds,	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Former Chief	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Executive Officer	2003	$55,573	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Pertains to a car allowance of $500 per month payable to Mr. Halloran.
(2)
Pertains to 500,000 restricted shares of common stock (after giving effect to a one-for-20 reverse stock split) to be issued to Mr. Halloran as a bonus earned pursuant to the terms of an employment agreement dated February 4, 2004 at an estimated value of $0.54 per share (after giving effect to a one-for-20 reverse stock split).

(3)
Reflects warrants to be issued to Mr. Halloran as a bonus pursuant to the terms of an employment agreement dated February 4, 2004 and included as a de-facto options grant, entitling Mr. Halloran to purchase 250,000 restricted shares of common stock (after giving effect to a one-for-20 reverse stock split) at a price of $4.00 per share (after giving effect to a one-for-20 reverse stock split).

(4)	Pertains to cash amounts payable to Mr. Fowler for consulting services rendered during the period January 1, 2005 to April 30, 2005.
(5)
Pertains to 25,000 restricted shares of common stock (after giving effect to a one-for-20 reverse stock split) to be issued to Mr. Fowler for consulting services rendered during the period November 1, 2004 to December 31, 2004 at an estimated value of $0.80 per share (after giving effect to a one-for-20 reverse stock split).

(6)
Represents stock options granted to Mr. Fowler for consulting services during the fiscal year entitling Mr. Fowler to purchase: (a) 37,500 shares of common stock (after giving effect to a one-for-20 reverse stock split) at a price of $0.99 per share (after giving effect to a one-for-20 reverse stock split); and (b) 37,500 shares of common stock (after giving effect to a one-for-20 reverse stock split) at a price of $1.08 per share (after giving effect to a one-for-20 reverse stock split).

(7)	Pertains to cash amounts paid and/or payable to Mr. Bulbrook for consulting services rendered.

OPTIONS GRANT TABLE

The following table sets forth information with respect to the named executive officers concerning the grant of stock options during the fiscal year ended December 31, 2005. The Company did not have during such fiscal year any plans providing for the grant of stock appreciation rights (“SARs”).

Option/SAR Grants in Last Fiscal Year
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term		Alternative to (f) and (g): Grant Date Value
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)	Grant Date Present Value ($) (1)
Jeffrey T. Halloran	250,000 (2)	43.5%	$4.00	December 15, 2010	---	---	$862,500
Gordon Fowler	37,500 (3)	6.5%	$0.99	December 15, 2006	---	---	$36,038
Gordon Fowler	37,500 (3)	6.5%	$1.08	December 15, 2006	---	---	$39,300
Konstantine (Gus) Lucas	250,000 (4)	43.5%	$2.00	October 26, 2007	---	---	$463,000

(1)
The value shown was calculated utilizing the Black-Scholes option pricing model and is presented solely for the purpose of comparative disclosure in accordance with certain regulations of the Securities and Exchange Commission. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, the Company used the following assumptions: (a) expected volatility of approximately 60%; (b) risk-free rate of return of approximately 3%; (c) no dividends payable during the relevant period; and (d) an expected term to exercise in accordance with the expiration date of stock options grants. These values should not be used to predict stock value.

(2)
Represents warrants granted to Mr. Halloran and included as a de-facto options grant, entitling the holder to purchase 250,000 restricted shares of common stock (after giving effect to a one-for-20 reverse stock split) at a price of $4.00 per share (after giving effect to a one-for-20 reverse stock split).

(3)	Represents stock options (after giving effect to a one-for-20 reverse stock split) granted to Mr. Fowler for consulting services during the fiscal year.
(4)
Represents warrants granted to Mr. Lucas and included as a de-facto options grant, entitling the holder to purchase 250,000 restricted shares of common stock (after giving effect to a one-for-20 reverse stock split) at a price of $2.00 per share (after giving effect to a one-for-20 reverse stock split).

Aggregate Option Exercises and Fiscal Year-End Option Values

The following table sets forth information with respect to the named executive officers concerning the year-end value of “in the money” options and the value of unexercised options as of December 31, 2005. No options were exercised by the named executive officers during the fiscal year ended December 31, 2005.

	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)(1)	Value of Unexercised In-the-Money Options at December 31, 2005 ($)(2)
	(Exercisable/Unexercisable)	(Exercisable/Unexercisable)
Jeffrey T. Halloran	206,250/0	$64,350/$0
Herb Sears	118,250/0	$36,894/$0
Gordon Fowler	19,250/0	$6,006/$0

(1)
Share numbers give effect to a one-for-20 reverse stock split and exclude (a) warrants to purchase 250,000 restricted shares of common stock that are to be issued to Mr. Halloran, entitling him to purchase restricted shares of common stock at $4.00 per share, and (b) options to purchase 75,000 restricted shares of common stock that are to be issued to Mr. Fowler, entitling him to purchase 37,500 restricted shares of common stock at $0.99 per share and 37,500 restricted shares of common stock at $1.08 per share.

(2)
Using a stock price of $0.54 (after giving effect to a one-for-20 reverse stock split) at December 31, 2005. This number is calculated by: (a) subtracting the option exercise price from the December 30, 2005 closing market price ($0.54 per share, as reported on the OTC Bulletin Board) to calculate the “average value per option”; and (b) multiplying the average value per option by the number of exercisable and unexercisable “in the money” options. The amounts in this column may not represent amounts that will actually be realized by the named executive officer.

Compensation of Directors

At a meeting of the Company’s Board of Directors on March 24, 2006, the Board implemented the following compensation arrangement for members of the Board: each director is entitled to receive $6,000 per year for his or her service as a director which payments are retroactive beginning with the fiscal year ended December 31, 2005. Directors are also eligible to receive grants of stock options pursuant to the Company’s 2000 Stock Option Plan. In addition, directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

Employment Agreements

Under an employment agreement dated February 4, 2004, Jeff Halloran was engaged as President and Chief Executive Officer at an annual base salary of $250,000 per annum, plus other benefits including a monthly car allowance of $500. Upon achievement of specified milestones, Mr. Halloran became entitled to receive up to 500,000 restricted shares of common stock (after giving effect to a one-for-20 reverse stock split) and 250,000 warrants (after giving effect to a one-for-20 reverse stock split) with a five year maturity and entitling him to purchase 250,000 restricted shares of common stock at a price of $4.00 per share (after giving effect to a one-for-20 reverse stock split). Should the company choose to terminate the employment agreement, Mr. Halloran is entitled to receive two times his base salary. All outstanding options are to immediately vest and all extended health care premiums will remain in full effect for a one-year period. Mr. Halloran is required to enter into a non-compete agreement with us.

Certain Relationships and Related Party Transactions

Our management believes the terms of each of the below transactions are at least as favorable as could be obtained from unrelated third parties.

Loans From Related Parties

On November 12, 2002, Mr. Brian Usher-Jones, one of our stockholders and then one of our directors, provided a $77,131 (CAD$100,000) loan by way of a note payable. Under the terms of the loan agreement Mr. Usher-Jones would receive:

(a)	a fee of 5% of the amount borrowed;
(b)	2% of the outstanding balance paid as interest on a monthly basis;
(c)	warrants to purchase 1,000,000 shares of the Company’s common stock for each 30 day period or part thereof that the borrowed funds are outstanding; and
(d)	a further 5% fee if the loan is not repaid in 90 days.

Also on November 12, 2002, Mr. Neil Greenberg, the sole shareholder of 1500450 Ontario Limited which was deemed beneficially to own approximately 20.5% of our outstanding shares of common stock at the time, provided a $77,131 (CAD$100,000) loan to us on the same terms as Mr. Usher-Jones.

On December 29, 2003, we entered into a settlement agreement with Mr. Brian Usher-Jones pursuant to which we agreed to pay $101,041 (CAD$131,000) in cash on January 2, 2004 as full and complete repayment of the loan. As part of the settlement Mr. Usher-Jones agreed to forgive all fees and warrants issuable under the terms of the loan. On January 23, 2004, we entered into a Settlement Agreement with Mr. Neil Greenberg. Under the terms of the settlement, we transferred 50,000 shares of Wireless Age Communications, Inc. common stock to Mr. Greenberg as payment of the loan. As part of the settlement, Mr. Greenberg agreed to forgive all interest and warrants issuable under the original loan agreement and we agreed to adjust the number of Wireless Age Communications, Inc. common shares as follows: In the event that the closing price is less than $3.00 per share of Wireless Age common stock on the earlier of (i) the date such stock becomes freely tradable under Rule 144, or (ii) the date such stock becomes freely tradable under an effective registration statement filed by Wireless Age, then the we would issue to Mr. Greenberg an additional number of shares of Wireless Age common stock equal to the excess of (x) US$150,000 divided by the average per share closing price of Wireless Age common stock for the 5 trading days immediately prior to such date, over (y) 50,000.

On January 23, 2004, we transferred 50,000 Wireless Age Communications, Common Shares (marketable securities) to Neil Greenberg and 1500450 Ontario Inc., a related party (by virtue of their ownership of our common stock at the time), as repayment of promissory notes totaling $162,000. We also agreed to adjust the number of shares in the event that the closing share prices is less than $3.00 on the earlier of: (1) the date which the shares become freely trading under securities legislation, or (2) the date the shares are freely tradable under a registration statement. On February 18, 2005, we negotiated a final settlement of this matter under which we agreed to issue 25,000 shares of our capital stock (after adjustment for a one-for-20 reverse stock split) at a deemed value of $30,000 and transferred 75,000 shares of common stock of Wireless Age Communications Inc. at a deemed value of $53,250. This aggregate amount of $83,250 has been accrued as a settlement of loan obligation in the statement of operations at December 31, 2004.

One of our officers, Jeff Halloran, loaned us $45,171 as at December 31, 2005 to fund our operations. This loan is included in short term borrowings. It is unsecured, non-interest bearing and has no formal repayment terms.

Phantom Fiber Acquisition

Pursuant to the terms of the share exchange agreement with Phantom Fiber Corp., our wholly owned subsidiary formed in Ontario, Canada, on July 7, 2004, the holders of an aggregate of CAD$1,200,000 (approximately US$919,750) principal amount of our convertible debentures received an aggregate of 1,500,000 shares of our common stock and warrants (after adjustment for a one-for-20 reverse stock split) exercisable until the second anniversary of the closing to purchase 750,000 shares of common stock (after adjustment for a one-for-20 reverse stock split) at an exercise price of $1.68 per share (after adjustment for a one-for-20 reverse stock split). Our former directors, Brian Usher-Jones and John G. Simmonds, each held CAD$100,000, and our former Secretary, Carrie Weiler, held CAD$25,000 principal amount of such debentures. Accordingly, upon the closing, Mr. Usher-Jones, Mr. Simmonds and Ms. Weiler received 125,000, 125,000 and 31,250 shares of common stock (after adjustment for a one-for-20 reverse stock split) and 62,500, 62,500 and 15,625 warrants (after adjustment for a one-for-20 reverse stock split), respectively. These warrants remain outstanding as at December 31, 2005.

Private Sales Transactions

On January 13, 2005, we entered into a private sales transaction with a former director and officer, Mr. John G. Simmonds, pursuant to which we agreed to deliver 800,000 shares of common stock of Wireless Age Communications Inc. for cash consideration of $600,000 and 3,000,000 shares of common stock of Trackpower Inc. for cash consideration of $150,000. The transaction, as amended, provides for payment of consideration through a combination of cash and cancellation of a note payable of $52,225 to a company controlled by Mr. Simmonds, as well as for periodic delivery of these shares upon satisfaction of various conditions and in quantities proportionate to cash payments received as a percentage of the total proceeds of the transaction.

Konstantine (Gus) Lucas, one of our directors, currently beneficially owns approximately 14.8% of our outstanding common stock as described under “Security Ownership of Certain Beneficial Owners and Management” beginning on page 15 of this Proxy Statement. On April 26, 2005 Mr. Lucas purchased 250,000 shares of Common Stock in a private placement transaction at $1.00 (post one-for-20 stock split adjusted) per share. In connection with the April 26, 2005 private placement, Mr. Lucas received a warrant to purchase 250,000 shares of Common Stock with an exercise price of $2.00 (post one-for-20 stock split adjusted) per share and a term of 30 months. On December 8, 2005 Mr. Lucas purchased 500,000 shares of Common Stock and warrants to purchase 500,000 shares of Common Stock from the Company in a private placement financing transaction for an aggregate purchase price of $275,000. Mr. Lucas subsequently exchanged the securities he purchased on December 8, 2005 for $275,000 principal amount of senior convertible notes and warrants to purchase 550,000 shares of Common Stock in a private placement financing which closed on January 9, 2006.

Interest of Certain Persons in Matters to Be Acted Upon

Each of our incumbent directors has a direct interest in the result of a vote on Proposal No. 1 (the election of five directors to the Company’s Board of Directors, to hold office until the next annual meeting held by the Company, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s By-laws). No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from actions set forth herein, which is not shared by all other shareholders pro rata, and in accordance with their respective interests.

Dissenter’s Right of Appraisal

No action will be taken in connection with the proposals described in this Proxy Statement for which Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation or By-laws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares.

Shareholder Communications

      A shareholder who wishes to communicate with the Board or with specific individual directors may send written communications by mail addressed to the Board generally, or to such specific director or directors individually, at: c/o Corporate Secretary, Phantom Fiber Corporation, 144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7. All communications so addressed will be forwarded to the Board or the individual director or directors, as applicable.

Other Matters

The Board does not know of any other matters that may properly be brought, and which are likely to be brought, before the Annual Meeting. However, should other matters be properly brought before the Annual Meeting, the persons named on the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

Shareholder Proposals and Discretionary Proxy Voting Authority

Our Board of Directors has not yet determined the date on which the next annual meeting of shareholders will be held. Any proposal by a shareholder intended to be presented at our next annual meeting of shareholders must be received at our offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to shareholders in order to be included in the information or proxy statement relating to that meeting.

Rule 14a-4(c) promulgated under the Exchange Act, as amended, governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. The rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter required in the proxy statement.

Forward-Looking Statements and Information

This Proxy Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that the Company cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company’s actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements.

You should rely only on the information provided in this Proxy Statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information About the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains an Internet website that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

APPENDIX A

PHANTOM FIBER CORPORATION
(FORMERLY, THE EIEIHOME.COM INC.)
AMENDED AND RESTATED
2000 STOCK OPTION PLAN

Dated: __________, 2006

1.
Purpose. The purpose of the 2000 Stock Option Plan (the “Plan”) of Phantom Fiber Corporation, a Delaware corporation (formerly, eieiHome.com Inc.) (the “Company”), is to attract and retain employees (including officers), directors, consultants and independent contractors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, and to furnish additional incentives to such persons to enhance the value of the Company over the long term encouraging them to acquire a proprietary interest in the Company.

2.	Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)
“Affiliate” means any entity if, at the time of granting of an Option, (i) the Company, directly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interest in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(b)
“Beneficiary” means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the Optionee’s rights under the Plan upon the Optionee’s death, or, if there is no such designation or no such designated person survives the Optionee, then the person, persons, trust or trusts entitled by will or applicable law to receive such rights or, if no such person has such right then the Optionee’s executor or administrator.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change in Control” means a change in control of the Company which will be deemed to have occurred if:

(i)
any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than an Exempt Person) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(d) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)
the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinbefore defined), other than an Exempt Person, acquired 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
the stockholders of the Company approve of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)
“Committee” means the committee, consisting exclusively of two or more Non-Employee Directors (as defined in Rule 16b-3), if and as the same may be established by the Board to administer the Plan; provided, however, that to the extent required for the Plan to comply with the applicable provisions of Section 162(m) of the Code, “Committee” means either such committee or a subcommittee of that committee, as the case may be, which shall be constituted to comply with the applicable requirements of Section 162(m) of the Code and the regulations promulgated thereunder. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee and, in such a case, all references herein to the Committee shall refer to the Board.

(g)	“Company” means Phantom Fiber Corporation (formerly, eieiHome.com Inc.), a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(i)
“Exempt Person” means (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, or (4) any person or group of persons who, immediately prior to the adoption of this Plan, owned more than 50% of the combined voting power of the Company’s then outstanding voting securities.

(j)
“Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, the per share Fair Market Value of Stock as of a particular date shall mean (i) if the shares of Stock are then listed on a national securities exchange, the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the reported per share closing price of the Stock on the day prior to such date or, if there was no such price reported for such date, on the next preceding date for which such a price was reported, or (iii) if the shares of Stock are then traded in an over-the-counter market other than on the NASDAQ National Market System, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iv) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

(k)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(l)	“NQSO” means any Option not designated as an ISO.

(m)
“Option” means a right, granted to an Optionee under Section 6(b) of the Plan, to purchase shares of Stock, subject to the terms and conditions of this Plan. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Subsidiary.

(n)	“Optionee” means a person who, as an employee, director, officer, consultant or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Option.

(o)	“Plan” means this eieiHome.com Inc. 2000 Stock Option Plan, as amended from time to time.

(p)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(q)	“Stock” means the common stock, par value $0.001 per share, of the Company.

(r)	“Stock Option Agreement” means any written agreement, contract, or other instrument or document evidencing an Option.

(s)	“Subsidiary” means any corporation in which the Company, directly or indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation.

(t)	“Ten Percent Shareholder” means a person or persons who own, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.
Administration. The Plan shall be administered by the Committee. The Committee shall have the authority, in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted, the number of shares of Stock to which Options may relate and the terms, conditions, restrictions and performance criteria relating to any Options; to determine whether, to what extent, and under what circumstances Options may be settled, canceled, forfeited, exchanged or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Options in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Options; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Stock Option Agreement (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.
Eligibility. Options may be granted in the discretion of the Committee to key employees as determined by the Committee (including officers), directors and consultants of the Company and its present or future Subsidiaries and Affiliates. In determining the persons to whom Options shall be granted and the type of Options granted (including the number of shares to be covered by such Options), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.
Stock Subject to the Plan. The maximum number of shares of Stock reserved for the grant of Options under the Plan shall be 2,000,000 shares of Stock, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in private transactions or otherwise. The number of shares of Stock available for issuance under the Plan shall be reduced by the number of shares of Stock subject to outstanding Options. If any shares subject to an Option are forfeited, canceled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan. In no event shall any Optionee be granted Options under this Plan in any one calendar year with respect to more than 10% of the aggregate number of shares of Stock reserved for awards under the Plan.

In the event that the Committee shall determine, in it sole discretion, that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, any reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, license arrangement, strategic alliance or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of any Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the exercise price, grant price, or purchase price relating to any Option; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6.	Specific Terms of Options.

(a)
General. Options may be granted at the discretion of the Committee. The term of each Option shall be for such period as may be determined by the Committee. The Committee may make rules relating to Options, and may impose on any Option or the exercise thereof, at the date or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)	Options. The Committee is authorized to grand Options to Optionees on the following terms and conditions:

(i)
Type of Option. The Stock Option Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO (in the event its terms, and the individual to whom it is granted, satisfy the requirements for ISOs under the Code), or an NQSO.

(ii)
Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, in the case of an ISO, (i) such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option or such other exercise price as may be required by the Code, (ii) if the Optionee is a Ten Percent Shareholder, such exercise price shall not be less than 110% of the Fair Market Value of a share of Stock on the date of grant of such Option and in no event shall the exercise price for the purchase of shares of Stock be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock owned by the Optionee for at least six months prior to the date of the exchange (“Mature Stock”), or a combination of both, in an amount having a combined value equal to such exercise price. Any shares of Mature Stock exchanged upon the exercise of any Option shall be valued at the Fair Market Value on the date on which such shares are exchanged. An Optionee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer in accordance with applicable law.

(iii)
Term and Exercisability of Options. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Stock Option Agreement. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company’s Secretary and paying the exercise price as described in Section 6(b)(ii).

(iv)
Termination of Employment, etc. An Option may not be exercised unless the Optionee is then in the employ or a director of, or then maintains an independent contractor relationship with, the Company or any Subsidiary or Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has continuously maintained any of such relationships since the date of grant of the Option; provided that, the Stock Option Agreement may contain provisions extending the exercisability of Options, in the event or specified terminations, to a date not later than the expiration date of such Option. The Committee may establish a period during which the Beneficiaries of an Optionee who died while an employee, director or independent contractor of the Company or any Subsidiary or Affiliate or during any extended period referred to in the immediately preceding proviso may exercise those Options which were exercisable on the date of the Optionee’s death; provided that no Option shall be exercisable after its expiration date.

(v)
Nontransferability. Options shall not be transferable by an Optionee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an Optionee only by such Optionee.

(vi)	Other Provisions. Options may be subject to such other conditions as the Committee may prescribe in it discretion.

7.	Change in Control Provisions. In the event of a Change in Control, any and all Options then outstanding shall become fully exercisable and vested, whether or not theretofore vested and exercisable.

8.	General Provisions.

(a)
Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan and any Stock Option Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(b)
No Right to Continued Employment, etc. Nothing in the Plan or in any Option granted or Stock Option Agreement entered into pursuant to the Plan shall confer upon any Optionee the right to continue in the employ of, or to continue as a director of or an independent contractor to, the Company, any Subsidiary or any Affiliate, as the case may be, or to be entitled to any remuneration or benefits not set forth in the Plan or such Stock Option Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Optionee’s employment, directorship or independent contractor relationship.

(c)
Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Option granted, any payment relating to an Option under the Plan (including from a distribution of Stock), or any other payment to an Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and an Optionee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an Optionee’s tax obligations.

(d)
Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or Sections 422 and 424 of the Code and the regulations promulgated thereunder shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee’s consent, under any Option theretofore granted under the Plan.

(e)
No Rights to Options; No Stockholder Rights. No person shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, an Optionee or transferor of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to such Optionee for such shares.

(f)
Unfunded Status of Options. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. Nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

(g)
No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)
Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(i)	Effective Date; Plan Termination.

(i)
The Plan shall take effect upon its adoption by the Board (the “Effective Date”), but the Plan (and any grants of Options made prior to the stock holder approval mentioned herein), shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board. In the absence of such approval, such Options shall be null and void.

(ii)
The Board may terminate the Plan at any tine with respect to any shares of Stock that are not subject to Options. Unless terminated earlier by the Board, the Plan shall terminate ten years after the Effective Date and no Options shall be granted under the Plan after such date. Termination of the Plan under this Section 8(i) will not affect the rights and obligations of any Optionee with respect to Options granted prior to termination.

PHANTOM FIBER CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2006

The undersigned hereby appoints Jeffrey T. Halloran as attorney and proxy to vote all the shares of common stock, par value $.001 per share, of Phantom Fiber Corporation, a Delaware corporation (the “Company”), which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of April 27, 2006, at the Company’s Annual Meeting of Shareholders, to be held at 144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7, on May 19, 2006, at 1:00 p.m. (local time), and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorney to vote as indicated below.

The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted “FOR” the election of all of the nominees in Proposal No. 1 and “FOR” Proposal Nos. 2, 3, 4 and 5 below, each of said items being more fully described in the notice of meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Annual Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted “FOR” adjournment.

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOX BELOW, AS SHOWN, USING BLUE OR BLACK INK OR DARK PENCIL. DO NOT USE RED INK.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS DESCRIBED HEREIN.

Proposal No. 1
Approval of the election of (01) Jeffrey T. Halloran, (02) Gordon S. Fowler, (03) J. Graham Simmonds, (04) Konstantine (Gus) Lucas, and (05) Stephen Gesner, as directors to the Company’s Board of Directors, to hold office until the next annual meeting held by the Company, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s By-laws.

FOR the nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all the nominee(s) listed
☐	☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Proposal No. 2:	Approval and authorization of the Company to effect a one-for-20 reverse split of the issued and outstanding shares of Common Stock of the Company.

FOR	AGAINST	ABSTAIN
☐	☐	☐

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Proposal No. 3:	Ratification of any and all actions the Company has taken to date with respect to the one-for-20 reverse split of the issued and outstanding shares of Common Stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal No. 4:
Approval and authorization of the Company to increase the number of shares of the Company’s Common Stock subject to the Company’s 2000 Stock Option Plan after effectiveness of the one-for-20 reverse stock split from 1,000,000 shares to 2,000,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal No. 5:	Approval of the Company to authorize the issuance of 10,000,000 shares of preferred stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The shares represented by this proxy will be voted as directed by the shareholder, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals set forth above. No matter other than those set forth above may be properly brought before the Annual Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF SUCH PROPOSALS.

Signature of Common Stockholder(s): ________________________________         Dated:__________, 2006

Signature of Common Stockholder(s): ________________________________         Dated:__________, 2006

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.